EXHIBIT 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2001 AND 2000 AND
INDEPENDENT AUDITORS' REPORT

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS
Page
INDEPENDENT AUDITORS' REPORT	3
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
Statements of Net Assets Available for Benefits	4
Statements of Changes in Net Assets Available for Benefits	5
NOTES TO FINANCIAL STATEMENTS	6-12

INDEPENDENT AUDITORS' REPORT

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California

June 7, 2002

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)
	As of December 31,
	--------------------------------------
	2001	2000
	-----------------	-----------------
ASSETS:
Investment in Master Trust	$1,669,859	$1,759,237
	-----------------	-----------------
LIABILITIES	-	-
	-----------------	-----------------
NET ASSETS AVAILABLE FOR BENEFITS	$1,669,859	$1,759,237
	==========	==========

The accompanying Notes to the Financial Statements are an integral part of these statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)
	Year ended December 31,
	---------------------------------------
	2001	2000
	---------------	---------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
Employer contributions	$30,777	$33,186
Employee contributions	58,565	66,523
	-----------------	-----------------
Total increase	89,342	99,709
	-----------------	-----------------
DECREASE IN NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	91,431	125,002
Administrative expenses	106	308
Plan interest in Master Trust Investment loss	100,274	113,613
	-----------------	-----------------
Total decrease	191,811	238,923
	-----------------	-----------------
NET DECREASE BEFORE ASSET TRANSFERS	(102,469)	(139,214)

Asset transfers in (out)	13,091	(5,670)
	-----------------	-----------------
NET DECREASE	(89,378)	(144,884)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,759,237	1,904,121
	-----------------	-----------------

End of year	$1,669,859	$1,759,237
	==========	==========

The accompanying Notes to the Financial Statements are an integral part of these statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

Following is a brief description of the PG&E Corporation Retirement Savings Plan (the RSP). The Plan Document provides a more complete description of the plan's provisions.

General - The RSP is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The RSP covers certain nonunion and union employees of all companies owned by PG&E Corporation (the Corporation) including employees of the Corporation (collectively, the PG&E Corporation Group) as designated by its Employee Benefit Committee (EBC).

Effective June 1, 1999, the Pacific Gas and Electric Company Savings Fund Plan Part I was amended and restated, and Fidelity Management Trust Company (the Trustee) was appointed Trustee. All plan assets held by the former trustee in the Pacific Gas and Electric Company (the Utility) Savings Fund Plan Master Trust were then transferred to the RSP. Assets of certain other affiliated company qualified benefit plans were also transferred into the RSP.

Effective April 2, 2000, a separate plan, the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Union RSP) was formed. During 2000, approximately $15 million was transferred out of RSP to the Union RSP. In addition, assets from certain qualified plans, sponsored by the PG&E Corporation Group were transferred into the RSP during 2000 and 2001. Investment assets of both the RSP and the Union RSP are maintained in the PG&E Corporation RSP Master Trust (Master Trust).

The Board of Directors of the Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans The EBC provides administrative oversight on behalf of the RSP.

Eligibility - Certain nonunion and union employees of the PG&E Corporation Group are eligible to participate in the RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute from 1 to 16 percent of their covered compensation (Covered Compensation) on a pre-tax basis, on an after-tax basis, or a combination of both, through payroll deductions. The Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code (the Code) to $170,000 for 2001 and 2000. Participants may also rollover amounts representing distributions from other qualified plans. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the RSP.

As provided by the Code, pre-tax employee contributions may not exceed $10,500 for both 2001 and 2000, and total contributions (employee and employer) to a participant's account may not exceed the lesser of 25 percent of compensation or $35,000 and $30,000 for 2001 and 2000, respectively.

There are two types of employer contributions - matching employer contributions and basic employer contributions:

  Participants who are not accruing service under a defined benefit retirement plan in which their employer participates receive a basic employer contribution of 5 percent of covered compensation plus, after one year of service, a matching employer contribution of 100 percent of their elective employee contributions up to 5 percent of covered compensation.
  Participants who are accruing service under a defined benefit plan in which their employer participates do not receive a basic employer contribution; such participants receive matching employer contributions of 75 percent of their elective employee contributions up to 3 percent of covered compensation for employees with one to three years of service and up to 6 percent of covered compensation for employees with three or more years of service.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with their elective contribution, the employer contributions and an allocation of the RSP's net earnings and certain investment management fees. Allocations are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - Individual participants designate the way in which their contributions and employer basic contributions are invested and may change their investment designation at any time. Company matching contributions are invested in the PG&E Corporation Stock Fund. The following investment funds were available to the participants as of December 31, 2001 and 2000:

  PG&E Corporation Stock Fund - This Fund is designed to provide participants with an opportunity to own part of PG&E Corporation and share in the investment performance of PG&E Corporation stock, while holding an appropriate level (approximately one to five percent) of short-term investments to meet daily liquidity requirements. All employer matching contributions are initially invested in this Fund. However, participants may reallocate the employer match to the other investment options once it has been credited to their account.
  RSP Bond Index Fund - This Fund seeks to match the returns of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.
  RSP Small Company Stock Index Fund - This Fund seeks to match the performance of the Russell Special Small Company Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.
  RSP Large Company Stock Index Fund - This Fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.
  RSP International Stock Index Fund - This Fund seeks to match closely the performance of the Morgan Stanley Capital International (MSCI) Europe Australiasia, and Far East (EAFE) Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.
  RSP Stable Value Fund - This Fund aims to provide safety of principal and liquidity while providing a higher return over time than that offered by money market funds.
  RSP Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.
  RSP Moderate Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.
  RSP Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

The RSP also offers participants a Mutual Fund Window which provides a broad array of approximately 200 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

The RSP contains an Employee Stock Ownership Plan (ESOP). This enables the RSP to pay dividends declared on the PG&E Corporation Stock Fund directly to participants each quarter. Participants may elect to received their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the RSP's Trustee for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid ratably through payroll deductions. The related interest income associated with these loans is re-invested back into the RSP in accordance with the participants' current investment elections.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account value. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump-sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the participant's account value in a lump sum payment except as provided in the Plan Document.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and the employer. Hardship withdrawals and certain in-service withdrawals are permitted subject to plan provisions.

Administrative Expenses -The costs of administering the RSP, including fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - The Corporation's Board of Directors reserves the right to amend or terminate the RSP at any time subject to provisions of ERISA. In the event the RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Corporation or any company within the PG&E Corporation Group.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates - The accompanying financial statements are prepared on the accrual basis and in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of additions, deductions, assets, and liabilities and disclosure of contingencies.

Investment Valuation and Income Recognition - The RSP's investments (except for interest in the Stable Value Fund and the Participant Loans) are stated at fair value. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The RSP values investments in the Stable Value Fund and Participant Loans at cost which approximates fair value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the RSP are allocated to the individual participating plans each day based upon their proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in fair value of investments consists of the net change in unrealized appreciation (depreciation) during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year. Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3: INVESTMENTS

Each investment fund is managed by the Trustee or an investment manager, who have discretionary investment authority over the funds. Although the EBC is responsible for the selection of the RSP's investments (although not its constituent funds), neither the EBC nor any of the companies within the PG&E Corporation Group are involved in their day-to-day investment operations.

100 percent of the RSP's assets are held as an investment in the Master Trust.

The following summarizes the net assets and related investment fund balances of the Master Trust and the RSP's allocated share of such amounts (in thousands):
	As of December 31,
	----------------------------------------
	2001	2000
	----------------	----------------
PG&E Corporation Stock Fund *	$346,397	$270,273
RSP Bond Index Fund	81,316	60,780
RSP Small Company Stock Index Fund	105,087	124,624
RSP Large Company Stock Index Fund	745,675	926,591
RSP International Stock Index Fund	40,092	54,391
Mutual Fund Window Funds	185,581	207,870
Money Market Funds	24,647	23,507
	-----------------	-----------------
Investments at Fair Value	1,528,795	1,668,036

Investments at Cost:
RSP Stable Value Fund	363,592	318,521
Participant Loans	21,906	23,771
	-----------------	-----------------
Total Investments	1,914,293	2,010,328
	-----------------	-----------------
Net Assets	$1,914,293	$2,010,328
	==========	==========

Allocated to the RSP	$1,669,859	$1,759,237
Allocated to the Union RSP	244,434	251,091
	-----------------	-----------------
Total All Plans	$1,914,293	$2,010,328
	==========	==========

* Includes non-participant directed amounts.

The net investment loss of the Master Trust by major category and the RSP's allocated share of such amounts are as follows (in thousands):
	Year ended December 31,
	-------------------------------------
	2001	2000
	-----------------	----------------

Net depreciation in fair value of investments	$(122,829)	$(187,635)
Interest income	9,605	50,918
Dividends	1,153	4,902
Other investment income	1,897	1,800
	-----------------	----------------
Total investment loss	$(110,174)	$(130,015)
	==========	==========
Allocated to the RSP	$(100,274)	$(113,613)
Allocated to the Union RSP	(9,900)	(16,402)
	-----------------	----------------
Total	$(110,174)	$(130,015)
	==========	==========

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" which applies to the RSP. This statement recognizes that derivatives may be used by the Plan's investment managers to achieve their investment objectives. However, the Plan assets will not be exposed to risks through derivatives that would be inappropriate in their absence. As of and for the years ended December 31, 2001 and 2000, the RSP and the Master Trust held no direct investments in derivatives.

NOTE 4: ASSET TRANSFERS IN (OUT)

Asset transfers are comprised of the following (in thousands):

	Year ended December 31,
	------------------------------------
	2001	2000
	---------------	---------------
Transfers out to the Union RSP	$-	$(15,052)
Net transfers in from other qualified plans	13,091	9,382
	---------------	---------------
Total transfers in (out)	$13,091	$(5,670)
	=========	=========

NOTE 5: RELATED-PARTY TRANSACTIONS

Certain RSP investments, held in the Master Trust, are shares of mutual funds managed by the Trustee. The RSP also invests in PG&E Corporation Stock. These transactions qualify as party-in-interest transactions.

NOTE 6: TAX STATUS

The Internal Revenue Service (IRS) had ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been made to the financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non - 401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the RSP.

The Corporation received a favorable tax determination letter from the IRS on April 25, 2000. A new determination letter request was filed with the IRS on December 28, 2001. The Corporation believes that the RSP is designed and operated in accordance with the applicable requirements of the Code.

NOTE 7: CHAPTER 11 BANKRUPTCY FILING

On April 6, 2001, the Utility, a subsidiary of the Corporation, sought protection from its creditors through a Chapter 11 bankruptcy filing. Subsequently, the Utility and the Corporation jointly filed with the Bankruptcy Court a Proposed Plan of Reorganization, as amended (the POR), that generally provides for the creation of three new companies and the separation of the Utility's operations into four lines of business based on the Utility's historical functions (Generation, Electric Transmission, Gas Transmission, and Electric and Gas Distribution) and payment of all valid claims, with interest. Under the POR, the Electric and Gas Distribution business would remain with the Utility and the three other business units would be transferred to the newly created companies. Under the POR, participants in the RSP would also be separated along business lines. In addition, the POR contemplates that the common stock of the Utility that is held by the Corporation would be spun off to the Corporation's stockholders. The POR is subject to confirmation by the Bankruptcy Court before it can become effective. Accordingly, the disaggregation, plan separation, spin-off, and other transactions contemplated under the POR will be implemented only if the POR is confirmed and becomes effective.

Historically, the Corporation paid quarterly dividends to participants in the PG&E Corporation Stock Fund. In light of its financial condition and the California energy crisis, the Corporation suspended the payment of the dividend in January 2001, and has not declared a dividend since then. The suspension of the January 2001 payment of dividend and the absence of the declaration of dividends since then is not expected to have an effect on the RSP plan design and operation.

******

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001 AND 2000
AND FOR THE YEAR ENDED DECEMBER 31, 2001 AND FOR THE
PERIOD FROM APRIL 2, 2000 (DATE OF INCEPTION)
THROUGH DECEMBER 31, 2000 AND
INDEPENDENT AUDITORS' REPORT

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS
Page

INDEPENDENT AUDITORS' REPORT	3

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001 AND 2000 AND FOR THE YEAR ENDED DECEMBER 31, 2001 AND FOR THE PERIOD FROM APRIL 2, 2000 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2000
Statements of Net Assets Available for Benefits	4
Statements of Changes in Net Assets Available for Benefits	5
NOTES TO FINANCIAL STATEMENTS	6-12

INDEPENDENT AUDITORS' REPORT

To the Employee Benefit Committee of PG&E Corporation,
and Participants of the PG&E Corporation Retirement Savings Plan
for Union-Represented Employees:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for the year ended December 31, 2001 and the period from April 2, 2000 (date of inception) through December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2001 and 2000, and the changes in net assets available for benefits for the year ended December 31, 2001 and the period April 2, 2000 (date of inception) through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California

June 7, 2002

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)
	As of December 31,
	--------------------------------
	2001	2000
	-------------	------------
ASSETS:
Investment in Master Trust	$244,434	$251,091
	---------------	---------------

LIABILITIES	-	-
	---------------	---------------
NET ASSETS AVAILABLE FOR BENEFITS	$244,434	$251,091
	=========	=========

The accompanying Notes to the Financial Statements are an integral part of these statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)
	Year ended December 31,
	---------------------------------
	2001	2000 (1)
	---------------	---------------
INCREASE IN NET ASSETS ATTRIBUTABLE TO:
Employer contributions	$2,356	$1,633
Employee contributions	9,827	6,856
	---------------	---------------
Total increase	12,183	8,489
	---------------	---------------
DECREASE IN NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	9,283	11,799
Administrative expenses	11	7
Plan interest in Master Trust Investment loss	9,900	16,402
	---------------	---------------
Total decrease	19,194	28,208
	---------------	---------------
NET DECREASE BEFORE ASSET TRANSFERS	(7,011)	(19,719)

Asset transfers in	354	270,810
	---------------	---------------
NET INCREASE (DECREASE)	(6,657)	251,091

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	251,091	-
	---------------	---------------
End of year	$244,434	$251,091
	=========	=========
(1) For the period from April 2, 2000 (date of inception) through December 31, 2000.

The accompanying Notes to the Financial Statements are an integral part of these statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO FINANCIAL STATEMENTS

NOTE 1:  DESCRIPTION OF PLAN

Following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Union RSP). The Plan Document provides a more complete description of the plan's provisions.

General - PG&E Corporation (the Corporation) established the Union RSP on April 2, 2000 (date of inception). The Union RSP is a defined contribution plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Union RSP covers certain union employees of all companies owned by the Corporation including employees of the Corporation (collectively, the PG&E Corporation Group), as designated by the Employee Benefit Committee (EBC) of the Corporation.

Upon the inception date, assets from certain other qualified plans sponsored by the PG&E Corporation Group were transferred into the Union RSP. These assets include transfers from the PG&E Corporation Retirement Savings Plan (the RSP) of approximately $15 million, and transfers from other qualified plans sponsored by Pacific Gas and Electric Company (the Utility) , a participating company within the PG&E Corporation Group of approximately $256 million. On June 3, 2002, assets from another qualified plan within the PG&E Corporation Group also transferred into this plan. Investment assets of both the RSP and the Union RSP are maintained in the PG&E Corporation Master Trust (Master Trust).

The Board of Directors of the Corporation has established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides administrative oversight on behalf of the Union RSP.

Eligibility - Certain union employees of the PG&E Corporation Group are eligible to participate in the Union RSP as defined by the Document.

Contributions - Participating employees may elect to contribute from 1 to 16 percent of their covered compensation (Covered Compensation) on a pre-tax basis, on an after-tax basis, or a combination of both, through payroll deductions. The Covered Compensation for purposes of the plan is limited by the Internal Revenue Code (the Code) to $170,000 for 2001 and 2000. Participants may also rollover amounts representing distributions from other qualified plans. Pre-tax contributions are not subject to federal or state income tax until withdrawn or distributed from the plan.

As provided by the Code, pre-tax employee contributions may not exceed $10,500 for 2001 and 2000, and total contributions (employee and employer) to a participant's account may not exceed the lesser of 25 percent of compensation, or $35,000 and $30,000 for 2001 and 2000, respectively.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. For eligible employees, matching employer contributions will be made in the following percentages according to years of service:
Length of Service	Matching Employer Contribution
----------------------------------	---------------------------------------------------------------------
Less than 3 years of service	No employer match.
3 years but less than 5 years of service	50 percent of the employee's pre-tax and/or after-tax contributions up to 3 percent of the employee's covered compensation.
5 years but less than 10 years of service	50 percent of the employee's pre-tax and/or after-tax contributions up to 4 percent of the employee's covered compensation.
10 ten years but less than 15 years of service	50 percent of the employee's pre-tax and/or after-tax contributions up to 5 percent of the employees covered compensation.
15 years of service or more	50 percent of the employee's pre-tax and/or after-tax contributions up to 6 percent of the employee's covered compensation.

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with their elective contribution, the employer contributions and an allocation of the Union RSP's net earnings and certain investment management fees. Allocations are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - Individual participants designate the way in which their contributions are invested and may change their investment designation at any time. Company matching contributions are invested in the PG&E Corporation Stock Fund. The following investment funds were available to the participants as of December 31, 2001:

  PG&E Corporation Stock Fund - This Fund is designed to provide participants with an opportunity to own part of PG&E Corporation and share in the investment performance of PG&E Corporation common stock. All employer matching contributions are initially invested in this Fund. However, participants may reallocate the employer match to the other investment options once it has been credited to their account.
  RSP Bond Index Fund - This Fund seeks to match the returns of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.
  RSP Small Company Stock Index Fund - This Fund seeks to match the performance of the Russell Special Small Cap Completeness Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.
  RSP Large Company Stock Index Fund - This Fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.
  RSP International Stock Index Fund - This Fund seeks to match closely the performance of the Morgan Stanley Capital International (MSCI) Europe, Australiasia, and Far East (EAFE) Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.
  RSP Stable Value Fund - This Fund aims to provide safety of principal and liquidity while providing a higher return over time than that offered by money market funds.
  RSP Conservative Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.
  RSP Moderate Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.
  RSP Aggressive Asset Allocation Fund - This Fund is a portfolio of commingled stock and bond funds. This Fund invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

The Union RSP also offers participants a Mutual Fund Window which provides a broad array of approximately 200 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

The Union RSP contains an Employee Stock Ownership Plan (ESOP). This enables the Union RSP to pay dividends declared on the PG&E Corporation Stock Fund directly to participants each quarter. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Participant Loans - Participants may borrow from their fund accounts a minimum of $1,000 and a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan terms are up to five years for general purpose loans or up to fifteen years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Plan's Trustee, Fidelity Management Trust Company, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid ratably through payroll deductions. The related interest income associated with these loans is re-invested back into the Plan in accordance with the participants' current investment elections.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account value. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the participant's account value in a lump sum payment except as provided in the Plan Document.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant balances requires approval of the Trustee and the employer. Hardship withdrawals and certain in-service withdrawals are permitted subject to plan provisions.

Administrative Expenses - The costs of administering the Union RSP, including fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to their account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. The Trustee is required, however, to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - The Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to the Corporation or any company within the PG&E Corporation Group.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Use of Estimates - The accompanying financial statements are prepared on the accrual basis and in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of additions, deductions, assets, and liabilities and disclosure of contingencies.

Investment Valuation and Income Recognition - The Union RSP's investments (except for interest in the Stable Value Fund and the Participant Loans) are stated at fair value. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The Union RSP values investments in the Stable Value Fund and Participant Loans at cost which approximates fair value.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the individual participating plans each day based upon their proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation or depreciation in fair value of investments consists of the net change in unrealized appreciation and depreciation during the year on investments held at the end of the year and the realized gain or loss on the sale of investments during the year. Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3:  INVESTMENTS

Each investment fund is managed by the Trustee or an investment manager, who have discretionary investment authority over the funds. Although the EBC is responsible for the selection of the Union RSP's investment options (although not its constituent funds), neither the EBC nor any of the companies within the PG&E Corporation Group are involved in their day-to-day investment operations.

100 percent of the Union RSP's assets are held as an investment in the Master Trust.

The following summarizes the net assets and related investment fund balances of the Master Trust and the Union RSP's allocated share of such amounts (in thousands):
	As of December 31,
	-------------------------------------
	2001	2000
	-----------------	-----------------
PG&E Corporation Stock Fund (1)	$346,397	$270,273
RSP Bond Index Fund	81,316	60,780
RSP Small Company Stock Index Fund	105,087	124,624
RSP Large Company Stock Index Fund	745,675	926,591
RSP International Stock Index Fund	40,092	54,391
Mutual Fund Window Funds	185,581	207,870
Money Market Funds	24,647	23,507
	-----------------	-----------------
Investments at Fair Value	1,528,795	1,668,036

Investments at Cost:
RSP Stable Value Fund	363,592	318,521
Participant Loans	21,906	23,771
	-----------------	-----------------
Total Investments	1,914,293	2,010,328
	-----------------	-----------------
Net Assets	$1,914,293	$2,010,328
	==========	==========
Allocated to the Union RSP	$244,434	$251,091
Allocated to the RSP	1,669,859	1,759,237
	-----------------	-----------------
Total All Plans	$1,914,293	$2,010,328
	==========	==========
(1) Includes non-participant directed amounts.

The net investment loss of the Master Trust by major category, and the Union RSP's allocated share of such amounts are as follows (in thousands):
	Year ended December 31,
	--------------------------------------
	2001	2000(1)
	-----------------	----------------
Net depreciation in fair value of investments	$(122,829)	$(187,635)
Interest income	9,605	50,918
Dividends	1,153	4,902
Other investment income	1,897	1,800
	-----------------	----------------
Total investment loss	$(110,174)	$(130,015)
	==========	==========
Allocated to the Plan	$(9,900)	$(16,402)
Allocated to the RSP	(100,274)	(113,613)
	-----------------	----------------
Total	$(110,174)	$(130,015)
	==========	==========
(1) For the period from April 2, 2000 (date of inception) through December 31, 2000.

Financial Investments with off-Balance Sheet Risk - The EBC has adopted a "Position Statement on Risk Management" which applies to the plan. This statement recognizes that derivatives may be used by the plan's investment managers to achieve their investment objectives. However, the plan assets will not be exposed to risks through derivatives that would be inappropriate in their absence. At December 31, 2001, the Union RSP held no direct investments in derivatives.

NOTE 4:  ASSET TRANSFERS IN

Asset transfers are comprised of the following (in thousands):
	Year ended December 31,
	----------------------------------
	2001	2000(1)
	---------------	---------------
Transfers in from the RSP	$-	$15,052
Net transfers in from other qualified plans	354	255,758
	---------------	---------------
Total transfers	$354	$270,810
	=========	=========

(1) For the period from April 2, 2000 (date of inception) through December 31, 2000.

NOTE 5:  RELATED-PARTY TRANSACTIONS

Certain plan investments, including investments in the Master Trust are shares of mutual funds managed by the Trustee. The Union RSP also invests in PG&E Corporation Stock. These transactions qualify as party-in-interest transactions.

NOTE 6:  TAX STATUS

The Corporation filed an application with the IRS on December 28, 2001 as to the qualification of the Plan under Sections 401(a), 401(k) and 409(a) of the Code, and as to the tax-exempt status of the trust forming a part of the Union RSP under Section 501(a) of the Code. Because the Corporation has received a determination letter for the RSP, which has terms similar to those of the Union RSP, it expects that the Union RSP, revised as necessary through the IRS determination letter process, will also receive a favorable determination letter. Accordingly, the Corporation believes that the Union RSP is designed and operated in accordance with the applicable requirements of the Code.

NOTE 7:  CHAPTER 11 BANKRUPTCY FILING

On April 6, 2001, the Utility, a subsidiary of the Corporation, sought protection from its creditors through a Chapter 11 bankruptcy filing. Subsequently, the Utility and the Corporation jointly filed with the Bankruptcy Court a Proposed Plan of Reorganization, as amended (the POR), that generally provides for the creation of three new companies and the separation of the Utility's operations into four lines of business based on the Utility's historical functions (Generation, Electric Transmission, Gas Transmission, and Electric and Gas Distribution) and payment of all valid claims, with interest. Under the POR, the Electric and Gas Distribution business would remain with the Utility and the three other business units would be transferred to the newly created companies. Under the POR, participants in the Union RSP would also be separated along business lines. In addition, the POR contemplates that the common stock of the Utility that is held by the Corporation would be spun off to the Corporation's stockholders. The POR is subject to confirmation by the Bankruptcy Court before it can become effective. Accordingly, the disaggregation, plan separation, spin-off, and other transactions contemplated under the POR will be implemented only if the POR is confirmed and becomes effective.

Historically, the Corporation paid quarterly dividends to participants in the PG&E Corporation Stock Fund. In light of its financial condition and the California energy crisis, the Corporation suspended the payment of the dividends in January 2001, and has not declare a dividend since then. The suspension of the January 2001 payment of dividend and the absence of the declaration of dividends since then is not expected to have an effect on the Union RSP plan design and operation.

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